Exhibit 99.1

SAVE THE DATE:
NOVAGOLD 2015 Annual Meeting of Shareholders
Conference Call and Webcast

March 25, 2015 — Vancouver, British Columbia — NOVAGOLD RESOURCES INC. (TSX, NYSE-MKT: NG) will hold the Company’s 2015 Annual Meeting of Shareholders on Thursday, May 14 at 3:00 pm PT (6:00 pm ET) at The Metropolitan Hotel (645 Howe Street, Vancouver, British Columbia) in the Connaught Room. The webcast and conference call-in details are provided below. Following the official meeting, the Company will provide an overview of NOVAGOLD’s 2014 achievements, and the outlook for this year. Callers should dial in 10 minutes prior to the scheduled start time and simply ask to join NOVAGOLD’s call.

Webcast:	www.novagold.com
North American callers:	1-800-319-4610
International callers:	1-604-638-5340

NOVAGOLD welcomes its shareholders to attend the Annual Meeting of Shareholders. The webcast will be archived on NOVAGOLD’s website for one year and the conference call replay will be available for 14 days following the meeting. To access the conference call replay please dial 1-800-319-6413 (North America), or 1-604-638-9010 (International), followed by your Access Code: 2973. For a transcript of the call please email info@novagold.com.

NOVAGOLD Contact:

Mélanie Hennessey
Vice President, Corporate Communications

Erin O’Toole
Analyst, Investor Relations

604-669-6227 or 1-866-669-6227